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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ENGINEERS

Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the reference to Williamson and our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Western Gas Resources, Inc. in the Black Lake Field, Natchitoches Parish, Louisiana, Effective June 30, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8418" in the Western Gas Resources, Inc. Form 10-Q for the quarterly report ended September 30, 1996 to be filed on November 8, 1996.



                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.



Houston, Texas
November 7, 1996